HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
Executive Vice President & CFO	Director of Investor Relations
732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS THIRD QUARTER FISCAL 2009 RESULTS

RED BANK, NJ, September 2, 2009 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2009.

RESULTS FOR THE THREE AND NINE MONTH PERIODS ENDED JULY 31, 2009:

•

Total revenues were $387.1 million for the three months ended July 31, 2009 compared with $716.5 million in the third quarter of the prior year. For the first nine months of fiscal 2009, total revenues were $1.2 billion compared with $2.6 billion for the nine month period in the previous year.

•

For the third quarter of fiscal 2009, the after-tax net loss was $168.9 million, or $2.16 per common share, compared with a net loss of $202.5 million, or $2.67 per common share, in the same period last year. For the first nine months of fiscal 2009, the after-tax net loss was $465.9 million, or $5.96 per common share, compared with a net loss of $674.1 million, or $9.98 per common share, in the same period in the prior year.

•

Pre-tax land-related charges during the third quarter of fiscal 2009 were $105.7 million, including land impairments of $94.6 million, write-offs of predevelopment costs and land deposits of $6.5 million and $4.6 million representing the write down of our investments in certain unconsolidated joint ventures.

•

The number of net contracts for the third quarter of fiscal 2009, excluding unconsolidated joint ventures, declined 9% to 1,442 homes compared with the prior year’s third quarter. For the nine month period ended July 31, 2009, the number of net contracts, excluding unconsolidated joint ventures, was 3,989 homes, a 25% decline, compared with the first nine months a year ago.

•	At July 31, 2009, there were 198 active selling communities, excluding unconsolidated joint ventures, a decline of 156 active communities, or 44%, from the end of the third quarter of fiscal 2008.

•	Net contracts per active selling community increased 62% from 4.5 in last year’s third quarter to 7.3 net contracts per active selling community in the third quarter of fiscal 2009.

•

Deliveries, excluding unconsolidated joint ventures, were 1,322 homes for the 2009 third quarter, a 39% decline from 2,185 homes in last year’s third quarter. For the first nine months of 2009, deliveries, excluding unconsolidated joint ventures, declined 53% to 3,918 homes compared with 8,283 home deliveries in the same period for the prior year.

•

During the third quarter of fiscal 2009, the Company reduced its debt by approximately $119.2 million through cash tender offers for its unsecured senior and senior subordinated notes for which the Company expended approximately $80.5 million. As a result, a $37.0 million gain on extinguishment of debt net of costs was recorded during the third quarter of fiscal 2009.

•

The contract cancellation rate, excluding unconsolidated joint ventures, for the third quarter of fiscal 2009 was 23%, compared with the contract cancellation rate of 32% in the third quarter of fiscal 2008.

•

The pre-tax loss was $148.0 million for the 2009 third quarter and $423.2 million for the first nine months of fiscal 2009. Excluding land-related charges and the gain from extinguishment of debt, the pre-tax loss was $79.3 million and $294.3 million, respectively, for the three month and nine month periods ended July 31, 2009.

•

The FAS 109 current and deferred tax valuation allowance charge to earnings was $76.7 million during the third quarter of 2009 and $198.3 million year to date and as of July 31, 2009, the total valuation allowance is $873.8 million. This FAS 109 charge is a non-cash valuation allowance against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years.

CASH AND INVENTORY AS OF JULY 31, 2009:

•

At July 31, 2009, homebuilding cash was $545.6 million and the balance on the revolving credit facility was zero. Cash flow during the third quarter of fiscal 2009, excluding approximately $80.5 million expended on the tender offers and $100.0 million to pay down the balance on the revolving credit facility, was negative $48.5 million.

•	The total land position, as of July 31, 2009, decreased by 13,746 lots, or 29%, compared to July 31, 2008, reflecting decreases of 4,023 owned lots and 9,723 optioned lots.

•

As of July 31, 2009, lots controlled under option contracts totaled 13,395 and owned lots totaled 19,541. The total land position of 32,936 lots represents a 73% decline from the peak total land position at April 30, 2006.

•	Started unsold homes, excluding models, declined 42%, to 793 at July 31, 2009 compared to 1,365 at July 31, 2008.

OTHER KEY OPERATING DATA:

•	Contract backlog, as of July 31, 2009, excluding unconsolidated joint ventures, was 1,978 homes with a sales value of $614.2 million, a decrease of 34% compared to July 31, 2008.

•

Homebuilding gross margin, before interest expense included in cost of sales, increased for the third consecutive quarter to 9.1% for the third quarter of 2009, compared to 8.5% in the fiscal 2008 third quarter and 8.3% in the 2009 second quarter.

•	Pre-tax income from Financial Services was $2.6 million in the third quarter of fiscal 2009 and $6.7 million for the first nine months of fiscal 2009.

•

During the third quarter of fiscal 2009, home deliveries through unconsolidated joint ventures were 69 homes, compared with 168 homes in the third quarter of the prior year. During the first nine months of fiscal 2009, home deliveries through unconsolidated joint ventures were 215 homes compared with 519 homes during the same period a year ago.

COMMENTS FROM MANAGEMENT:

“The trend of improved contracts per active selling community continued for the third consecutive quarter, with the most significant year-over-year increase of 62% occurring in our third quarter,” commented Ara K. Hovnanian, President and Chief Executive Officer. “This progress in sales pace has come despite additional job losses, another dip in consumer confidence and rising mortgage rates.”

“Recent data from the S&P/Case-Shiller Index and the National Association of Realtors suggests that stabilizing trends are emerging in the price for existing homes,” continued Mr. Hovnanian. “Additionally, our contract cancellation rate during the third quarter was 23%, which is back to more normalized levels and implies that homebuyers entering contracts today are more realistic about the current housing situation. Home ownership affordability continues to be very appealing, particularly for entry-level buyers, which comprised 37% of the applications our mortgage company received during the third quarter.”

“We continue to focus on maximizing liquidity and reducing our debt levels,” stated J. Larry Sorsby, Chief Financial Officer. “Through debt tender offers, we successfully reduced debt by an additional $119 million during the third quarter. Since the beginning of our fiscal year, we have reduced our outstanding debt and future annual interest payments by approximately $740 million and $50 million, respectively. We further reduced our near-term maturities through these recent actions and now have only $11 million in face value that comes due in January 2010, with another $113 million that matures in April 2012. Our cash position of $546 million reflects $81 million used for the debt tender offers and $100 million used to pay off the balance on our revolving credit facility. As we look forward, our debt covenants will limit our ability to repurchase more debt.”

“While we are encouraged by some of these developing positive trends, stiff headwinds remain – most notably, the expiration of the $8,000 federal tax credit and the $10,000 state tax credit in California for homebuyers, the likelihood of higher mortgage rates, persistently high levels of unemployment and the potential threat of foreclosures that could further increase the supply of existing homes. Accordingly, we continue to make all of our decisions with cash flow as the main guiding principal. We remain steadfast in our approach to take the necessary steps to manage our company through this downturn and ensure we are in the best possible position to take advantage of opportunities that will present themselves as our homebuilding markets inevitably recover,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2009 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 3, 2009. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2008 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities. The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities. For the third quarter of 2009, cash flow was negative $48.5 million, which was derived from $49.5 million from net cash used in operating activities plus the change in mortgage notes receivable of $1.0 million with no change in cash from investing activities.

Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7)

shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2008 and in the Company’s Form 10-Q for the quarter ended April 30, 2009.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2009
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Total Revenues	$387,114	$716,541	$1,158,897	$2,586,681
Costs and Expenses (a)	566,622	914,974	1,971,695	3,288,910
Gain on Extinguishment of Debt	37,016	-	427,804	-
Loss from Unconsolidated Joint Ventures	(5,537)	(920)	(38,220)	(9,356)
Loss Before Income Taxes	(148,029)	(199,353)	(423,214)	(711,585)
Income Tax Provision (Benefit)	20,883	3,124	42,729	(37,454)
Net Loss	$(168,912)	$(202,477)	$(465,943)	$(674,131)

Per Share Data:
Basic and Assuming Dilution:
Loss Per Common Share	$(2.16)	$(2.67)	$(5.96)	$(9.98)
Weighted Average Number of
Common Shares Outstanding (b)	78,065	75,723	78,208	67,574

(a) Includes inventory impairment loss and land option write-offs. (b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2009
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(148,029)	$(199,353)	$(423,214)	$(711,585)
Inventory Impairment Loss and Land Option Write-Offs	101,130	110,933	521,505	446,961
Unconsolidated Joint Venture Investment, Intangible and Land-Related Charges	4,646	725	35,197	9,877
Gain on Extinguishment of Debt	(37,016)	-	(427,804)	-
Loss Before Income Taxes Excluding
Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt (a)	$(79,269)	$(87,695)	$(294,316)	$(254,747)

(a) Loss Before Income Taxes Excluding Land-related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2009
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Sale of Homes	$367,141	$692,690	$1,107,891	$2,500,192
Cost of Sales, Excluding Interest (a)	333,887	634,013	1,022,496	2,320,195
Homebuilding Gross Margin, Excluding Interest	33,254	58,677	85,395	179,997
Homebuilding Cost of Sales Interest	20,363	34,182	67,752	95,248
Homebuilding Gross Margin, Including Interest	$12,891	$24,495	$17,643	$84,749

Gross Margin Percentage, Excluding Interest	9.1%	8.5%	7.7%	7.2%
Gross Margin Percentage, Including Interest	3.5%	3.5%	1.6%	3.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Land Sales	$8,488	$4,950	$14,388	$31,443
Cost of Sales, Excluding Interest (a)	3,982	1,520	7,197	25,747
Land Sales Gross Margin, Excluding Interest	4,506	3,430	7,191	5,696
Land Sales Interest	4,258	1,291	6,038	3,385
Land Sales Gross Margin, Including Interest	$248	$2,139	$1,153	$2,311

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2009
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net Loss	$(168,912)	$(202,477)	$(465,943)	$(674,131)
Income Tax Provision (Benefit)	20,883	3,124	42,729	(37,454)
Interest Expense	48,563	46,128	140,486	110,290
EBIT (a)	(99,466)	(153,225)	(282,728)	(601,295)
Depreciation	3,828	4,498	13,114	13,603
Amortization of Debt Costs	1,628	1,224	4,859	2,320
Amortization of Intangibles	-	293	-	1,520
EBITDA (b)	(94,010)	(147,210)	(264,755)	(583,852)
Inventory Impairment Loss and Land Option Write-offs	101,130	110,933	521,505	446,961
Gain on Extinguishment of Debt	(37,016)	-	(427,804)	-
Adjusted EBITDA (c)	$(29,896)	$(36,277)	$(171,054)	$(136,891)

Interest Incurred	$43,944	$51,268	$145,042	$137,390

Adjusted EBITDA to Interest Incurred	(0.68)	(0.71)	(1.18)	(1.00)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2009
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$179,282	$177,602	$170,107	$155,642
Plus Interest Incurred	43,944	51,268	145,042	137,390
Less Interest Expensed	48,563	46,128	140,486	110,290
Interest Capitalized at End of Period (a)	$174,663	$182,742	$174,663	$182,742

(a) The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2009	October 31, 2008
ASSETS	(unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$545,591	$838,207

Restricted cash and cash equivalents	19,688	4,324

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	760,781	1,342,584

Land and land options held for future
development or sale	464,980	644,067

Consolidated inventory not owned:
Specific performance options	31,554	10,610
Variable interest entities	43,141	77,022
Other options	46,465	84,799

Total consolidated inventory not owned	121,160	172,431

Total inventories	1,346,921	2,159,082

Investments in and advances to unconsolidated
joint ventures	35,622	71,097

Receivables, deposits, and notes	62,994	78,766

Property, plant, and equipment – net	79,595	92,817

Prepaid expenses and other assets	123,915	156,595

Total homebuilding	2,214,326	3,400,888

Financial services:
Cash and cash equivalents	5,538	9,849
Restricted cash	2,627	4,005
Mortgage loans held for sale or investment	60,287	90,729
Other assets	2,672	5,025

Total financial services	71,124	109,608

Income taxes receivable – including net deferred
tax benefits	-	126,826

Total assets	$2,285,450	$3,637,322

(1) Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	July 31, 2009	October 31, 2008
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$ -	$820
Accounts payable and other liabilities	313,883	420,695
Customers’ deposits	25,669	28,676
Nonrecourse mortgages secured by operating
properties	21,711	22,302
Liabilities from inventory not owned	80,882	135,077

Total homebuilding	442,145	607,570

Financial services:
Accounts payable and other liabilities	8,887	10,559
Mortgage warehouse line of credit	49,820	84,791

Total financial services	58,707	95,350

Notes payable:
Senior secured notes	624,705	594,734
Senior notes	970,605	1,511,071
Senior subordinated notes	173,495	400,000
Accrued interest	28,977	72,477

Total notes payable	1,797,782	2,578,282

Income tax payable	60,428	-

Total liabilities	2,359,062	3,281,202

Minority interest related to inventory not owned	30,183	24,880

Minority interest in consolidated joint ventures	732	976

Stockholders’ (deficit) equity:
Preferred stock, $.01 par value - authorized 100,000
shares; issued 5,600 shares at July 31,
2009 and at October 31, 2008 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 74,344,096 shares at
July 31, 2009 and 73,803,879 shares at
October 31, 2008 (including 11,694,720
shares at July 31, 2009 and
October 31, 2008 held in Treasury)	743	738
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized
30,000,000 shares; issued 15,266,567 shares at
July 31, 2009 and 15,331,494 shares at
October 31, 2008 (including 691,748 shares at
July 31, 2009 and October 31, 2008 held in
Treasury)	153	153
Paid in capital - common stock	449,773	418,626
Accumulated deficit	(575,238)	(109,295)
Treasury stock - at cost	(115,257)	(115,257)

Total stockholders’ (deficit) equity	(104,527)	330,264

Total liabilities and stockholders’ (deficit) equity	$2,285,450	$3,637,322

(1) Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
Revenues:
Homebuilding:
Sale of homes	$367,141	$692,690	$1,107,891	$2,500,192
Land sales and other revenues	11,044	9,750	24,731	45,863

Total homebuilding	378,185	702,440	1,132,622	2,546,055
Financial services	8,929	14,101	26,275	40,626

Total revenues	387,114	716,541	1,158,897	2,586,681

Expenses:
Homebuilding:
Cost of sales, excluding interest	337,869	635,533	1,029,693	2,345,942
Cost of sales interest	24,621	35,473	73,790	98,633
Inventory impairment loss and land option write-offs	101,130	110,933	521,505	446,961

Total cost of sales	463,620	781,939	1,624,988	2,891,536

Selling, general and administrative	55,264	90,004	187,130	287,819

Total homebuilding	518,884	871,943	1,812,118	3,179,355

Financial services	6,345	8,234	19,568	27,554

Corporate general and administrative	15,494	20,481	64,763	62,166

Other interest	23,942	10,655	66,696	11,657

Other operations	1,957	3,368	8,550	6,658

Intangible amortization	-	293	-	1,520

Total expenses	566,622	914,974	1,971,695	3,288,910

Gain on extinguishment of debt	37,016	-	427,804	-

Loss from unconsolidated joint
ventures	(5,537)	(920)	(38,220)	(9,356)

Loss before income taxes	(148,029)	(199,353)	(423,214)	(711,585)

State and federal income tax provision (benefit):
State	1,542	1,476	23,318	15,700
Federal	19,341	1,648	19,411	(53,154)

Total taxes	20,883	3,124	42,729	(37,454)

Net loss	$(168,912)	$(202,477)	$(465,943)	$(674,131)

Per share data:
Basic and assuming dilution:
Loss per common share	$(2.16)	$(2.67)	$(5.96)	$(9.98)
Weighted average number of common
shares outstanding	78,065	75,723	78,208	67,574

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 7/31/2009
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Northeast
	Home	202	234	(13.7)%	201	347	(42.1)%	479	733	(34.7)%
	Dollars	$84,093	$90,953	(7.5)%	$84,761	$169,394	(50.0)%	$205,966	$329,914	(37.6)%
	Avg. Price	$416,302	$388,675	7.1%	$421,697	$488,167	(13.6)%	$429,992	$450,089	(4.5)%
Mid-Atlantic
	Home	237	235	0.9%	200	272	(26.5)%	418	570	(26.7)%
	Dollars	$85,352	$82,437	3.5%	$75,631	$115,836	(34.7)%	$165,218	$247,309	(33.2)%
	Avg. Price	$360,135	$350,796	2.7%	$378,155	$425,868	(11.2)%	$395,258	$433,875	(8.9)%
Midwest
	Home	128	115	11.3%	128	230	(44.3)%	324	474	(31.6)%
	Dollars	$25,411	$26,261	(3.2)%	$29,925	$51,003	(41.3)%	$62,645	$95,418	(34.3)%
	Avg. Price	$198,523	$228,365	(13.1)%	$233,789	$221,752	5.4%	$193,349	$201,304	(4.0)%
Southeast
	Home	117	141	(17.0)%	95	271	(64.9)%	131	300	(56.3)%
	Dollars	$27,660	$32,364	(14.5)%	$23,152	$69,763	(66.8)%	$34,600	$84,899	(59.2)%
	Avg. Price	$236,410	$229,539	3.0%	$243,705	$257,428	(5.3)%	$264,122	$282,993	(6.7)%
Southwest
	Home	519	533	(2.6)%	500	596	(16.1)%	376	636	(40.9)%
	Dollars	$109,027	$121,223	(10.1)%	$105,518	$141,970	(25.7)%	$81,238	$146,282	(44.5)%
	Avg. Price	$210,071	$227,437	(7.6)%	$211,036	$238,205	(11.4)%	$216,059	$230,002	(6.1)%
West
	Home	239	326	(26.7)%	198	469	(57.8)%	250	263	(4.9)%
	Dollars	$55,053	$97,294	(43.4)%	$48,154	$144,724	(66.7)%	$64,557	$91,666	(29.6)%
	Avg. Price	$230,347	$298,445	(22.8)%	$243,200	$308,580	(21.2)%	$258,228	$348,540	(25.9)%
Consolidated Total
	Home	1,442	1,584	(9.0)%	1,322	2,185	(39.5)%	1,978	2,976	(33.5)%
	Dollars	$386,596	$450,532	(14.2)%	$367,141	$692,690	(47.0)%	$614,224	$995,488	(38.3)%
	Avg. Price	$268,097	$284,427	(5.7)%	$277,716	$317,021	(12.4)%	$310,527	$334,505	(7.2)%
Unconsolidated Joint Ventures
	Home	60	105	(42.9)%	69	168	(58.9)%	212	326	(35.0)%
	Dollars	$26,672	$43,227	(38.3)%	$25,460	$59,807	(57.4)%	$146,747	$179,937	(18.4)%
	Avg. Price	$444,533	$411,695	8.0%	$368,986	$355,994	3.6%	$692,203	$551,954	25.4%
Total
	Home	1,502	1,689	(11.1)%	1,391	2,353	(40.9)%	2,190	3,302	(33.7)%
	Dollars	$413,268	$493,759	(16.3)%	$392,601	$752,497	(47.8)%	$760,971	$1,175,425	(35.3)%
	Avg. Price	$275,145	$292,339	(5.9)%	$282,243	$319,803	(11.7)%	$347,475	$355,974	(2.4)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Nine Months - 7/31/2009
		Net Contracts(1)			Deliveries
		Nine Months Ended			Nine Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Northeast
	Home	568	766	(25.8)%	586	1,008	(41.9)%	479	733	(34.7)%
	Dollars	$254,091	$315,020	(19.3)%	$254,749	$498,330	(48.9)%	$205,966	$329,914	(37.6)%
	Avg. Price	$447,343	$411,251	8.8%	$434,725	$494,375	(12.1)%	$429,992	$450,089	(4.5)%
Mid-Atlantic
	Home	615	723	(14.9)%	582	906	(35.8)%	418	570	(26.7)%
	Dollars	$214,819	$262,928	(18.3)%	$215,513	$375,888	(42.7)%	$165,218	$247,309	(33.2)%
	Avg. Price	$349,299	$363,663	(3.9)%	$370,297	$414,887	(10.7)%	$395,258	$433,875	(8.9)%
Midwest
	Home	388	413	(6.1)%	355	698	(49.1)%	324	474	(31.6)%
	Dollars	$77,745	$88,021	(11.7)%	$80,685	$152,675	(47.2)%	$62,645	$95,418	(34.3)%
	Avg. Price	$200,374	$213,126	(6.0)%	$227,282	$218,732	3.9%	$193,349	$201,304	(4.0)%
Southeast
	Home	361	493	(26.8)%	393	2,344	(83.2)%	131	300	(56.3)%
	Dollars	$78,796	$118,931	(33.7)%	$90,001	$572,127	(84.3)%	$34,600	$84,899	(59.2)%
	Avg. Price	$218,271	$241,239	(9.5)%	$229,010	$244,081	(6.2)%	$264,122	$282,993	(6.7)%
Southwest
	Home	1,346	1,817	(25.9)%	1,390	1,932	(28.1)%	376	636	(40.9)%
	Dollars	$279,495	$414,939	(32.6)%	$305,637	$449,803	(32.1)%	$81,238	$146,282	(44.5)%
	Avg. Price	$207,649	$228,365	(9.1)%	$219,883	$232,817	(5.6)%	$216,059	$230,002	(6.1)%
West
	Home	711	1,109	(35.9)%	612	1,395	(56.1)%	250	263	(4.9)%
	Dollars	$154,777	$355,260	(56.4)%	$161,306	$451,369	(64.3)%	$64,557	$91,666	(29.6)%
	Avg. Price	$217,689	$320,343	(32.0)%	$263,571	$323,562	(18.5)%	$258,228	$348,540	(25.9)%
Consolidated Total
	Home	3,989	5,321	(25.0)%	3,918	8,283	(52.7)%	1,978	2,976	(33.5)%
	Dollars	$1,059,723	$1,555,099	(31.9)%	$1,107,891	$2,500,192	(55.7)%	$614,224	$995,488	(38.3)%
	Avg. Price	$265,661	$292,257	(9.1)%	$282,769	$301,846	(6.3)%	$310,527	$334,505	(7.2)%
Unconsolidated Joint Ventures
	Home	164	418	(60.8)%	215	519	(58.6)%	212	326	(35.0)%
	Dollars	$65,437	$177,088	(63.0)%	$72,494	$196,388	(63.1)%	$146,747	$179,937	(18.4)%
	Avg. Price	$399,006	$423,658	(5.8)%	$337,181	$378,397	(10.9)%	$692,203	$551,954	25.4%
Total
	Home	4,153	5,739	(27.6)%	4,133	8,802	(53.0)%	2,190	3,302	(33.7)%
	Dollars	$1,125,160	$1,732,187	(35.0)%	$1,180,385	$2,696,580	(56.2)%	$760,971	$1,175,425	(35.3)%
	Avg. Price	$270,927	$301,827	(10.2)%	$285,600	$306,360	(6.8)%	$347,475	$355,974	(2.4)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.